UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: March 16, 2008 (Date of earliest event reported)

The Student Loan Corporation (Exact name of registrant as specified in its charter)

Delaware	1-11616	16-1427135

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Washington Boulevard
Stamford, Connecticut (Address of principal executive offices)		06901 (Zip Code)

(203) 975-6320 (Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)	On March 16, 2008, Carl Levinson notified The Student Loan Corporation (the "Corporation") that he was resigning as a Director. The resignation was effective immediately.

On March 20, 2008, the Board of Directors of the Company approved Vikram A. Atal as a director nominee subject to election by stockholders at the Company's Annual Meeting on May 15, 2008.  Mr. Atal’s nomination is for a term expiring on the date of the annual stockholders meeting in 2009.  Mr. Atal is the Chairman and Chief Executive Officer of the U.S. Cards division (“Citi Cards”) within Citigroup Inc. (“Citigroup”).  Between 2001 and 2005, Mr. Atal was the Executive Vice President responsible for the Partnership segment in Citi Cards. Prior to 2001, he served as the Chief Financial Officer of Citi Cards and held a variety of senior finance positions within Citigroup. Prior to joining Citigroup in 1986, Mr. Atal worked for Price Waterhouse LLP in New York and Touche Ross & Co. in London.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: THE STUDENT LOAN CORPORATION

Date: March 20, 2008

By: /s/ Scot Parnell

Name: Scot Parnell
Title: Chief Financial Officer